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                              CONSULTING AGREEMENT
                                   TERM SHEET



Parties: Key Energy Group, Inc. ("Key"), Midland Acquisition Corp. ("Midland") and James J. Byerlotzer

Consulting Services:    In connection with the Agreement and Plan of Merger by
                        and among Key, Midland and Dawson Production Services,
                        Inc., Mr. Byerlotzer will provide consulting services to Key and Midland (and the Surviving Corporation in the Merger) to the extent reasonably requested.

Term:                   3 years

Consulting Fees:        $100,000 per year paid on a monthly basis (net of
                        withholding taxes).

Non-Compete Provision:  During the term of this Agreement, Mr. Byerlotzer shall not, in the Continental United States, directly or indirectly engage in the following businesses: (i) workover rig services, including completion of new wells, maintenance and recompletion of existing wells (including horizontal recompletions) and plugging and abandonment of wells at the end of their useful lives;
                        (ii) liquid services, including vacuum truck services, frac tank rental and salt water injection; and/or (iii) production services, including well test analysis, pipe testing, slickline wireline services and fishing and rental tool services.

Definitive Agreement:   The definitive agreement shall contain usual and
                        customary terms, including terms relating to the confidentiality of information and the non-solicitation of employees.

Acknowledged and Agreed
to the 11th day of August, 1998:            KEY ENERGY GROUP, INC.


                                            By:      /s/ Francis John
                                                --------------------------------
                                                        Name:
                                                               -----------------
                                                        Title:
                                                               -----------------


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                                             MIDLAND ACQUISITION CORP.


                                             By:     /s/ Stephen E. McGregor
                                                 -------------------------------
                                                         Name:
                                                               -----------------
                                                         Title:
                                                               -----------------



                                               /s/ James J. Byerlotzer
                                             --------------------------------
                                             James J. Byerlotzer